UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2010, the Board of Directors of Unum Group (the “Company”), acting upon the recommendation of the Governance Committee, adopted amendments to the Amended and Restated Bylaws of the Company. The amendments include:

Article II, Section 1	Allows the Board of Directors to determine that a meeting of stockholders may be held solely by means of remote communication.

Article II, Sections 2, 3 and 4 and Article V, Section 5	Allows the Company to set different record dates for determining who may vote at an annual, special or adjourned meeting and who is entitled to notice of the meeting.

Article II, Section 6	Expands the information that must be provided by a stockholder seeking to present a proposal at a meeting and specifies examples of when certain public announcements relating to stockholder meetings are made.

Article II, Section 7	Allows the Company to provide a list of stockholders entitled to vote at a meeting on an electronic network or at the Company’s principal place of business.

Article III, Section 1	Increases the mandatory retirement age for all directors to 72. Before this amendment, the mandatory retirement age for all directors except for the chair was age 70, and there was no mandatory retirement age for the chair.

Article III, Section 2	Conforms the procedural requirements for stockholder nominations of persons for election to the Board of Directors to the changes made to Article II, Section 6.

Article V, Section 3	Clarifies that uncertificated shares may be issued upon the direction of the Board of Directors in place of lost, stolen or destroyed certificates.

Article VI, Section 2	Provides that attendance at a meeting will constitute a waiver of notice of the meeting unless attended for the purpose of objecting because the meeting is not lawfully called or convened, and that neither the business to be transacted nor the purpose of any meeting need be specified in a waiver of notice.

Article VIII, Section 3	Clarifies the procedures by which disinterested directors may authorize indemnification of a director, officer or employee.

The foregoing description of the amendments to the bylaws is not complete and is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, as amended on May 20, 2010, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, the Company held its Annual Meeting of Shareholders. Matters submitted to shareholders at the meeting and voting results were as follows:

Item 1 – Election of Directors. The shareholders of the Company elected all four director nominees for terms of three years, based upon the following voting results:

Nominee	For	Against	Abstained	Broker Non-Votes
E. Michael Caulfield	276,407,047	1,306,375	51,587	13,644,973
Ronald E. Goldsberry	274,453,769	3,247,466	63,774	13,644,973
Kevin T. Kabat	276,365,227	1,340,955	58,826	13,644,973
Michael J. Passarella	276,366,900	1,343,075	55,034	13,644,973

Also continuing as directors of the Company after the meeting were: Jon S. Fossel , Pamela H. Godwin, Thomas Kinser, Gloria C. Larson, A.S. (Pat) MacMillan, Jr., Edward J. Muhl, William J. Ryan, and Thomas R. Watjen.

Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2010, based upon the following voting results:

For	Against	Abstained	Broker Non-Votes
288,165,649	3,181,948	62,385	—

Item 8.01	Other Events.

Dividend Increase

On May 20, 2010, the Company issued a news release announcing that its Board of Directors authorized an increase of 12.1 percent in the quarterly dividend paid on its common stock. The new quarterly dividend rate of $0.0925 per common share will be effective with the dividend expected to be paid in the third quarter of 2010. A copy of the news release concerning the dividend increase is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Share Repurchase Program

On May 20, 2010, the Company issued a news release announcing that its Board of Directors has authorized the repurchase of up to $500 million of its common stock during the period ending 12 months from May 20, 2010. The share repurchase authorization may be modified, extended or terminated by the Board of Directors at any time. A copy of the news release concerning the share repurchase authorization is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Report:

3.1	Amended and Restated Bylaws of Unum Group, as amended on May 20, 2010.

99.1	News release of Unum Group dated May 20, 2010, concerning dividend increase.

99.2	News release of Unum Group dated May 20, 2010, concerning share repurchase authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: May 24, 2010	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Unum Group, as amended on May 20, 2010.

99.1	News release of Unum Group dated May 20, 2010, concerning dividend increase.

99.2	News release of Unum Group dated May 20, 2010, concerning share repurchase authorization.